The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell these securities nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Filed Pursuant to Rule 424(b)(7)
Registration No. 333-219114
PRELIMINARY PROSPECTUS SUPPLEMENT (To prospectus dated July 20, 2017)	Subject to completion, dated July 8, 2020
2,000,000 Shares of Common Stock

Turning Point Brands, Inc.

Selling Stockholders
This prospectus supplement relates to the offer and sale of 2,000,000 shares of our common stock by the selling stockholders identified in this prospectus supplement. Such offer and sale are made pursuant to that certain Registration Statement on Form S-3 declared effective by the Securities and Exchange Commission, or SEC, on July 20, 2017 (Registration No. 333-219114).
We are not selling any securities under this prospectus supplement and will not receive any of the proceeds from the sale of these shares by the selling stockholders. We will pay the expenses incurred in registering the shares, including legal and accounting fees, but will not pay underwriting fees or commissions.
Our common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “TPB.” On July 7, 2020, the closing price of our common stock was $24.42 per share.
Investing in our securities involves risks. See “Risk Factors” commencing on page S-6 of this prospectus supplement, page 6 of the accompanying prospectus and similar sections in the documents incorporated by reference herein. You should carefully read this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference before making any investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.
	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to the selling stockholders	$	$
The underwriter has the option for a period of up to two business days from the date of this prospectus supplement to purchase up to 215,000 additional shares to cover over-allotments from certain of the selling stockholders at the public offering price, less the underwriting discounts and commissions payable by the selling stockholders. If the underwriter exercises the option in full, the total underwriting discounts and commissions payable by the selling stockholders will be $     , and the total proceeds to the selling stockholders, before expenses, will be $  .
The underwriter expects to deliver the shares of common stock against payment on or about     , 2020.
Sole Book-Running Manager
Cowen
The date of this prospectus supplement is     , 2020.

Prospectus Supplement
Prospectus
You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not, nor have the selling stockholders or the underwriter (or any of our or their respective affiliates), authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement. We do not, nor do the selling stockholders or the underwriter (or any of our or their respective affiliates), take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. We, the selling stockholders and the underwriter (or any of our or their respective affiliates) are not making an offer to sell our securities in any jurisdiction where such offer or sale is not permitted. The information contained in this prospectus supplement is only accurate as of the date on the front cover page of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since such date.
S-i

Unless the context otherwise indicates, the terms the “Company,” “we,” “us” and “our” used in this prospectus supplement refer to Turning Point Brands, Inc. and its consolidated subsidiaries. References to “TPB” refer to Turning Point Brands, Inc. without any of its subsidiaries. The phrase “this prospectus supplement” refers to this prospectus supplement.
ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering of shares. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. The accompanying prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under the shelf registration process, the selling stockholders may offer and sell common stock, from time to time, in one or more offerings.
You should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find Additional Information” on page S-28 of this prospectus supplement and page 4 of the accompanying prospectus, in making your investment decision.
S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the other documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “plan,” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, and depend on circumstances, that may or may not occur in the future. As a result, actual events may differ materially from those expressed in, or suggested by, the forward-looking statements. Any forward-looking statement made by us in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein speaks only as of the date hereof or thereof, as applicable. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We have no obligation, and do not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to:
■	declining sales of tobacco products, and expected continuing decline of sales, in the tobacco industry overall;
■	our dependence on a small number of third-party suppliers and producers;
■	the possibility that we will be unable to identify or contract with new suppliers or producers in the event of a supply or product disruption;
■	our business may be damaged by events outside of our suppliers’ control, such as the impact of epidemics (e.g., COVID-19), political upheavals, or natural disasters;
■	the possibility that our licenses to use certain brands or trademarks will be terminated, challenged or restricted;
■	failure to maintain consumer brand recognition and loyalty of our customers;
■	substantial and increasing U.S. regulation;
■	regulation of our products by the FDA, which has broad regulatory powers;
■	our products are subject to developing and unpredictable regulation, for example, current court action moving forward certain substantial Pre Market Tobacco Application obligations;
■	some of our products contain nicotine which is considered to be a highly addictive substance;
■	uncertainty related to the regulation and taxation of our NewGen products;
■	possible significant increases in federal, state and local municipal tobacco- and vapor-related taxes;
■	possible increasing international control and regulation;
■	our reliance on relationships with several large retailers and national chains for distribution of our products;
■	our amount of indebtedness;
■	the terms of our credit facilities, which may restrict our current and future operations;
■	intense competition and our ability to compete effectively;
■	uncertainty and continued evolution of markets containing our NewGen products;
■	significant product liability litigation;
■	the scientific community’s lack of information regarding the long-term health effects of certain substances contained in some of our products;
■	requirement to maintain compliance with the master settlement agreement escrow account;
S-iii

■	competition from illicit sources;
■	our reliance on information technology;
■	security and privacy breaches;
■	contamination of our tobacco supply or products;
■	infringement on our intellectual property;
■	third-party claims that we infringe on their intellectual property;
■	failure to manage our growth;
■	failure to successfully integrate our acquisitions or otherwise be unable to benefit from pursuing acquisitions;
■	fluctuations in our results;
■	exchange rate fluctuations;
■	adverse U.S. and global economic conditions;
■	sensitivity of end-customers to increased sales taxes and economic conditions;
■	failure to comply with certain regulations;
■	departure of key management personnel or our inability to attract and retain talent;
■	imposition of significant tariffs on imports into the U.S.;
■	reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors, potentially decreasing our stock price;
■	failure to maintain our status as an emerging growth company before the five-year maximum time period a company may retain such status;
■	our principal stockholders will be able to exert significant influence over matters submitted to our stockholders and may take certain actions to prevent takeovers;
■
our certificate of incorporation and bylaws, as well as Delaware law and certain regulations, could discourage or prohibit acquisition bids or merger proposals, which may adversely affect the market price of our common stock;

■
our certificate of incorporation limits the ownership of our common stock by individuals and entities that are restricted investors, which primarily are competing entities. These restrictions may affect the liquidity of our common stock and may result in restricted investors being required to sell or redeem their shares at a loss or relinquish their voting, dividend and distribution rights;

■
future sales of our common stock in the public market could reduce our stock price, and any additional capital raised by us through the sale of equity or convertible securities may dilute your ownership in us;

■	we may issue preferred stock whose terms could adversely affect the voting power or value of our common stock;
■	prior to the consummation of the Merger (as defined below), our status as a “controlled company” could make our common stock less attractive to some investors or otherwise harm our stock price; and
■	any failure to realize the full benefits of the Merger.
S-iv

SUMMARY
The following summary provides an overview of selected information related to this offering and does not contain all the information that you should consider before investing in our securities. You should carefully read this entire prospectus supplement, accompanying prospectus and the documents incorporated by reference herein, including the risks of investing discussed under “Risk Factors” herein and similar sections in the documents incorporated by reference, the financial statements and related notes and other information incorporated by reference herein and, if applicable, any related free writing prospectus, and the additional information described under the captions “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference,” before buying securities covered by this prospectus supplement. References to the “selling stockholders” are to Standard Diversified Inc. (“SDI”) and Standard General Master Fund L.P., Standard General Master Fund II L.P. and Standard General Focus Fund L.P. (collectively, the “Standard General Funds” and, together with Standard General L.P., their investment manager, “Standard General”).
About Turning Point Brands, Inc.
Overview
We are a leading independent provider of Other Tobacco Products (“OTP”) and adult consumer alternatives in the U.S. We estimate the OTP industry generated approximately $11.5 billion of manufacturer revenue in 2019. In contrast to manufactured cigarettes, which have been experiencing declining volumes for decades based on data published by the Alcohol and Tobacco Tax and Trade Bureau (“TTB”), the OTP industry is demonstrating increased consumer appeal with low to mid-single digit consumer unit growth as reported by Management Science Associates, Inc. (“MSAi”), a third-party analytics and information company. We were the 6th largest competitor in terms of total OTP consumer units sold during 2019. We sell a wide range of products across the OTP spectrum; however, we do not sell cigarettes. Our portfolio of brands includes some of the most widely recognized names in the OTP industry, such as Zig-Zag®, Beech-Nut®, Stoker’s®, Trophy®, VaporBeast®, Solace®, and VaporFi®. We currently ship to approximately 900 distributors with an additional 100 secondary, indirect wholesalers in the U.S. that carry and sell our products. We operate in three segments: (i) Smokeless products, (ii) Smoking products, and (iii) NewGen products. Under the leadership of a senior management team with an average of 24 years of experience in the tobacco industry, we have grown and diversified our business through new product launches, category expansions, and acquisitions while concurrently improving operational efficiency.
We have identified additional growth opportunities in the emerging alternatives market. In January 2019, we established our subsidiary, Nu-X Ventures (“Nu-X”), a new company and wholly owned subsidiary dedicated to the development, production and sale of alternative products and acquisitions in related spaces. The creation of Nu-X allows us to leverage our expertise in traditional OTP management to alternative products. Our management team has over 100 years of experience navigating federal, state and local regulations that are directly applicable to the growing alternatives market. In July 2019, we acquired the assets of Solace Technology (“Solace”). Solace is an innovative product development company which established one of the top e-liquid brands and has since grown into a leader in alternative products. Solace’s legacy and innovation will enhance Nu-X’s strong and nimble development engine. In July 2019, we acquired a 30% stake in ReCreation Marketing (“ReCreation”). ReCreation is a specialty marketing and distribution firm focused on building brands in the Canadian smoking, vaping and alternative products categories. The investment will leverage ReCreation’s significant expertise in marketing and distributing tobacco and cannabis products throughout Canada. The investment is part of Nu-X and we plan to make additional investments, partnerships and acquisitions to drive the business of Nu-X. These endeavors will enable us to continue to identify unmet customer needs and provide quality products that we believe will result in genuine customer satisfaction and foster the growth of revenue.
We believe there are meaningful opportunities to grow through acquisitions and joint ventures across all product categories. As of December 31, 2019, our products are available in approximately 185,000 U.S. retail locations which, with the addition of retail stores in Canada, brings our total North American retail presence to an estimated 210,000 points of distribution. Our sales team targets widespread distribution to all traditional retail channels, including convenience stores.
SDI Merger
On April 7, 2020, we entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), by and among TPB, SDI and Standard Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of TPB (“Merger Sub”). The Merger Agreement provides for, among other things and subject to the satisfaction or waiver of certain specific conditions set forth therein, the merger of SDI with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a wholly owned subsidiary of TPB.
Pursuant to the Merger Agreement, each share of SDI’s Class A common stock, par value $0.01 per share (the “Class A common stock”), and SDI’s Class B common stock, par value $0.01 per share (the “Class B common stock”), issued and outstanding immediately prior to the effective time of the Merger (except for shares held by TPB, Merger Sub or any subsidiary of TPB) will be converted into the right to receive a fraction of a share of TPB’s voting common stock, par value $0.01 per share. Conditions to the closing of the Merger include requirements that SDI divest itself, prior to closing, of its assets other than our common stock, and that SDI’s net liabilities at closing not exceed $25,000.
Standard General is a significant stockholder of SDI, as the beneficial owner of 69.7% of SDI’s Class A common stock and 95.0% of SDI’s Class B common stock as of June 30, 2020 (assuming no conversion of shares of the Class B common stock). We expect that after giving effect to the consummation of this offering and the Merger, Standard General will beneficially own approximately 33% of our common stock.
We expect that the Merger will close shortly after the closing of this offering. SDI is expected to use the proceeds from the sale of shares of our common stock pursuant to this offering to repay indebtedness that, pursuant to the Merger Agreement, it is required to retire prior to consummation of the Merger, with any excess proceeds to be used to repurchase shares of SDI’s Class A common stock or Class B common stock held by Standard General.
The completion of this offering is not conditioned on the closing of the Merger. As such, although we expect that the Merger will be consummated shortly after the closing of this offering, we can provide no assurance that it will occur on that timeline or at all.
Recent Developments
Financial Results
We are currently finalizing our financial results for the three and six months ended June 30, 2020. The financial results discussed below for the three months ended June 30, 2020 are preliminary, based upon our estimates and subject to completion of financial and operating closing procedures. These estimates should not be viewed as a substitute for our full interim or annual financial statements prepared in accordance with U.S. generally accepted accounting principles. Accordingly, you should not place undue reliance on this preliminary data. Please see “Cautionary Note Regarding Forward-Looking Statements.” This data has been prepared by and is the responsibility of our management. Our independent registered public accounting firm, RSM US LLP, has not audited, reviewed, compiled or performed any procedures, and will not express an opinion or any other form of assurance with respect to these estimates as they are preliminary in nature. The summary is not a comprehensive statement of our financial results or operating metrics for this period and our actual results and metrics may differ materially from these estimates following the completion of our financial and operating closing procedures, or as a result of other adjustments or developments that may arise before the results for this period are finalized. In addition, even if our actual results and metrics are consistent with these preliminary results, those results or developments may not be indicative of results or developments in subsequent periods.

During the second quarter of 2020, we delivered strong execution of our business strategy and achieved record quarterly net sales despite the impact of the COVID-19 pandemic on the global economy. Preliminary estimates of net sales exceeded $100 million for the second quarter of 2020 compared to net sales guidance of $81 to $87 million provided on April 28, 2020. All segments outperformed management expectations for the second quarter of 2020.
In our Smokeless segment, the secular consumer down-trading trends that accelerated earlier in the year continued during the quarter as the Stoker’s MST line continues to build momentum and gain consumer acceptance. In our Smoking segment, sales benefited from increased consumption, new product penetration and recently implemented growth initiatives which offset the COVID-related supply chain disruption experienced in the MYO cigar wraps business. In our NewGen segment, market share gains and new product introductions returned the segment to positive year-over-year sales growth.
Corporate Information
We were incorporated in 2004 in Delaware under the name North Atlantic Holding Company, Inc. On November 4, 2015, we changed our name to Turning Point Brands, Inc. Our principal executive offices are located at 5201 Interchange Way, Louisville, Kentucky 40229, and our telephone number is (502) 778-4421. Our common stock is listed on the New York Stock Exchange under the symbol “TPB.” Our website is www.turningpointbrands.com. Information contained on or accessible through our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.
Implications of Being an Emerging Growth Company
We are an “emerging growth company” as defined under the federal securities laws. For as long as we continue to be an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. Investors may find our common stock less attractive because we may rely on these exemptions, which include but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to opt out of the extended transition period for complying with the revised accounting standards.
If investors find our common stock less attractive as a result of exemptions and reduced disclosure requirements, there may be a less active trading market for our common stock and the price of our common stock may be more volatile or decrease.

THE OFFERING
Common stock offered by selling stockholders
Up to 2,215,000 shares of common stock, which includes 215,000 shares offered by the Standard General Funds subject to the exercise in full of the underwriter’s option to purchase additional shares to cover over-allotments.
Common stock to be outstanding immediately after the offering
19,467,164 shares
Common stock to be outstanding immediately after the offering and the SDI Merger
19,221,796 shares
Listing
Our common stock is listed on the NYSE under the symbol “TPB.”
Dividend policy
On November 9, 2017, our Board of Directors approved the initiation of a cash dividend to stockholders and has paid such a dividend every quarter since. The initial quarterly dividend of $0.04 per common share was paid on December 15, 2017 to stockholders of record at the close of business on November 27, 2017. The most recent dividend of $0.05 per common share, an increase of approximately 11%, was paid on April 10, 2020.
Risk factors
Investing in our common stock involves a high degree of risk. Please see “Risk Factors” beginning on page S-6 of this prospectus supplement, page 6 of the accompanying prospectus and the risk factors set forth in the documents incorporated by reference for a discussion of risks to consider before deciding to purchase shares of our common stock.
Lock-Up
The Company, its directors and executive officers and the selling stockholders have agreed with the underwriter, subject to certain exceptions, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date that is 90 days after the date of this prospectus supplement, except with the prior written consent of the underwriter. This agreement does not apply to any existing employee benefit plans.
Use of proceeds
We will not receive any of the proceeds from the sale of the shares offered by this prospectus supplement.

Except as otherwise indicated, the number of shares of common stock to be outstanding following the offering is based on 19,467,164 shares issued and outstanding at June 30, 2020, which excludes:
■	807,591 shares of common stock issuable upon the exercise of outstanding stock options, at a weighted-average exercise price of $18.15 per share;
■	440,232 shares of common stock issuable upon the vesting of restricted stock units (including performance-based restricted stock units);
■
329,977 shares of common stock reserved for future issuance under our 2015 Equity Incentive Plan, which we adopted on April 28, 2016 (the “2015 Equity Incentive Plan”), as well as any automatic increases in the number of shares of common stock reserved for future issuance under this benefit plan; and

■	4,163,650 shares of our common stock reserved for issuance in connection with the potential conversion of our convertible notes.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should consider carefully the risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, most recent Quarterly Report on Form 10-Q filed with the SEC and other filings we make with the SEC from time to time, each of which is incorporated herein by reference in its entirety, as well as other information in or incorporated by reference in this prospectus supplement and the “Risk Factors” section in this prospectus supplement, before purchasing our securities. Each of these risk factors, as well as any additional risks and uncertainties not known to us or currently deemed immaterial, could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.
Additional risks and uncertainties beyond those set forth in our reports and not presently known to us or that we currently deem immaterial may also affect our operations. Any risks and uncertainties, whether set forth in our reports or otherwise, could cause our business, financial condition, results of operations and future prospects to be materially and adversely harmed. The trading price of our common stock could decline due to any of these risks and uncertainties, and, as a result, you may lose all or part of your investment.
Risks Related to this Offering
Our principal stockholder is able to exert significant influence over matters submitted to our stockholders and may take certain actions to prevent takeovers.
After giving effect to this offering and the consummation of the Merger, Standard General will directly own approximately 33% of our common stock. The existence of this and other significant stockholders may have the effect of deterring hostile takeovers, delaying or preventing changes in control or changes in management, or limiting the ability of our other stockholders to approve transactions that they may deem to be in the best interests of us. In addition, Standard General will be able to exert significant influence over the decision, if any, to authorize additional capital stock, which, if issued, could have a significant dilutive effect on holders of common stock.
Our second amended and restated certificate of incorporation (our “certificate of incorporation”) provides that the doctrine of “corporate opportunity” will not apply against Standard General in a manner that would prohibit it from investing in competing businesses or doing business with our customers. To the extent they invest in such other businesses, Standard General may have differing interests than our other stockholders. In addition, Standard General is permitted to engage in business activities or invest in or acquire businesses which may compete with or do business with any competitors of ours.
Furthermore, Standard General is in the business of managing investment funds and therefore may pursue acquisition opportunities that may be complementary to our business and, as a result, such acquisition opportunities may not be available to us.
The reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors, potentially decreasing our stock price.
We are an “emerging growth company” as defined under the federal securities laws. For as long as we continue to be an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not Emerging Growth Companies. Investors may find our common stock less attractive because we may rely on these exemptions, which include but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In addition, Section 107 of the Jumpstart our Business Startups (“JOBS”) Act provides that an Emerging Growth Company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to opt out of the extended transition period for complying with the revised accounting standards.
If investors find our common stock less attractive as a result of exemptions and reduced disclosure requirements, there may be a less active trading market for our common stock at the time of conversion and our stock price may be more volatile or decrease.
Our certificate of incorporation and bylaws, as well as Delaware law and certain regulations, could discourage or prohibit acquisition bids or merger proposals, which may adversely affect the market price of our common stock.
Our certificate of incorporation authorizes our board of directors to issue preferred stock without stockholder approval. If our board of directors elects to issue preferred stock, it could be more difficult for a third party to acquire us. In addition, some provisions of our certificate of incorporation, bylaws and applicable law could make it more difficult for a third party to acquire control of us, even if the change of control would be beneficial to our stockholders, including:
■	limitations on the removal of directors;
■	limitations on the ability of our stockholders to call special meetings;
■	limitations on stockholder action by written consent;
■	establishing advance notice provisions for stockholder proposals and nominations for elections to our board of directors to be acted upon at meetings of stockholders; and
■	limitations on the ability of our stockholders to fill vacant directorships or amend the number of directors constituting our board of directors.
Our certificate of incorporation limits the ownership of our common stock by individuals and entities that are Restricted Investors. These restrictions may affect the liquidity of our common stock and may result in Restricted Investors being required to sell or redeem their shares at a loss or relinquish their voting, dividend and distribution rights.
For so long as we or one of our subsidiaries is party to any of the Bolloré distribution agreements, our certificate of incorporation will limit the ownership of common stock by any “Restricted Investor” to 14.9% of our outstanding common stock and shares convertible or exchangeable therefor (including our non-voting common stock) (the “Permitted Percentage”). A “Restricted Investor” is defined as: (i) any entity that directly or indirectly manufactures, sells, markets, distributes or otherwise promotes cigarette paper booklets, filter tubes, injector machines or filter tips in the United States, the District of Columbia, the territories, possessions and military bases of the United States and the Dominion of Canada (a “Bolloré Competitor”), (ii) any entity that owns more than a 20% equity interest in any Bolloré Competitor, or (iii) any person who serves as a director or officer of, or any entity that has the right to appoint an officer or director of, any Bolloré Competitor or of any entity that owns more than a 20% equity interest in any Bolloré Competitor (each, a “Restricted Investor”). Our certificate of incorporation further provides that any issuance or transfer of shares to a Restricted Investor in excess of the Permitted Percentage will be ineffective as against us and that neither we nor our transfer agent will register the issuance or transfer of shares or be required to recognize the transferee or owner as a holder of our common stock for any purpose except to exercise our remedies described below. Any shares in excess of the Permitted Percentage in the hands of a Restricted Investor will not have any voting or dividend rights and are subject to redemption by us in our discretion. The liquidity or market value of the shares of our common stock may be adversely impacted by such transfer restrictions.
As a result of the above provisions, a proposed transferee of our common stock that is a Restricted Investor may not receive any return on its investment in shares it purchases or owns, as the case may be, and it may sustain a loss. We are entitled to redeem all or any portion of such shares acquired by a Restricted Investor in excess of the Permitted Percentage (“Excess Shares”) at a redemption price based on a fair market value formula that is set forth in our certificate of incorporation, which may be paid in any form, including cash or promissory notes, at our discretion. Excess Shares not yet redeemed will not be accorded any voting, dividend or distribution rights while they constitute Excess Shares. As a result of these provisions, a stockholder who is a Restricted Investor may be required to sell its shares of our common stock at an undesirable time or price and may not receive any return on its investment in such shares. However, we may not be able to redeem Excess Shares for cash because our operations may not have generated sufficient excess cash flow to fund the redemption and we may incur additional indebtedness to fund all or a portion of such redemption, in which case our financial condition may be materially weakened.
Our certificate of incorporation permits us to require that owners of any shares of our common stock provide certification of their status as a Restricted Investor. In the event that a person does not submit such documentation, our certificate of incorporation provides the company with certain remedies, including the suspension of the payment of dividends and distributions with respect to shares held by such person and deposit of any such dividends and distributions into an escrow account. As a result of non-compliance with these provisions, an owner of our shares of our common stock may lose significant rights associated with those shares.
Although our certificate of incorporation contains the above provisions intended to assure compliance with the restrictions on ownership of our common stock by Restricted Investors, we may not be successful in monitoring or enforcing the provisions. A failure to enforce or otherwise maintain compliance could lead Bolloré to exercise its termination rights under the agreements, which would have a material and adverse effect on our financial position and our results of operations.
In addition to the risks described above, the foregoing restrictions could delay, defer or prevent a transaction or change in control that might involve a premium price for our common stock or that might otherwise be in the best interest of our stockholders.
The underwriter of this offering may waive or release parties to the lock-up agreements entered into in connection with this offering, which could adversely affect the price of our common stock.
Each of our executive officers, our directors, the selling stockholders and us (the “Lock-Up Parties”) has entered into lock-up agreements with respect to their common stock, pursuant to which they are subject to certain resale restrictions for a period of 90 days following the date of this prospectus supplement, subject to certain exceptions. The underwriter at any time and without notice, may release all or any portion of the common stock subject to the foregoing lock-up agreements. If the restrictions under the lock-up agreement are waived, then the Lock-Up Parties will be able to sell our common stock into the public markets,
We may issue preferred stock whose terms could adversely affect the voting power or value of our common stock.
Our certificate of incorporation authorizes us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such designations, preferences, limitations and relative rights, including preferences over our common stock respecting dividends and distributions, as our board of directors may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our common stock. For example, we might grant holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of the common stock.
Our status as a “controlled company” could make our common stock less attractive to some investors or otherwise harm our stock price.
We currently qualify as a “controlled company” under the corporate governance rules for NYSE-listed companies we are not required to have, and could elect in the future not to have, a majority of our board of directors be independent, a compensation committee, or an independent nominating function.

Accordingly, until the Merger is completed (at which time we will no longer qualify as a “controlled company”), should the interests of our controlling stockholder differ from those of other stockholders, the other stockholders may not have the same protections afforded to stockholders of companies subject to all of the corporate governance rules for NYSE-listed companies. Prior to the consummation of the Merger, our status as a controlled company could make our common stock less attractive to some investors or otherwise harm our stock price.
Our stock price may be volatile.
The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus supplement or the documents incorporated by reference in this prospectus supplement, or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. The market price of our common stock could also be affected by possible sales of our common stock by investors who view our existing convertible notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading price of the notes.
There may be future sales or other dilution of our common stock, which may adversely affect the market price of our common stock.
Except as described under the heading “Underwriting,” we are not restricted from issuing additional common shares, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. In addition, we may be required to issue a significant amount of our common stock upon conversion of our Convertible Senior Notes if we determine to settle such conversions with shares of our common stock or a combination of cash and shares of our common stock. As of June 30, 2020, we also had 807,591 shares of common stock issuable upon the exercise of outstanding stock options, at a weighted-average exercise price of $18.15 per share, 440,232 shares of common stock issuable upon the vesting of restricted stock units (including performance-based restricted stock units) and 329,977 shares of common stock reserved for future issuance under our 2015 Equity Incentive Plan. The issuance of additional common stock will dilute the ownership interest of existing stockholders. Sales of a substantial number of common stock or other equity-related securities in the public market could depress the market price of our common stock, and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of the common stock or other equity-related securities would have on the market price of the common stock. The price of the common stock could be affected by sales of the common stock by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity.
Risks Related to the Merger
The Merger is subject to approval of the Merger Agreement by SDI’s stockholders and the Company, as the sole equityholder of Merger Sub. Failure to obtain these approvals would prevent the closing of the Merger.
Before the Merger can be completed, the stockholders of SDI must approve the Merger Agreement, and the Company, as the sole equityholder of Merger Sub, must approve the Merger Agreement. Failure to obtain the required stockholder approvals may result in a material delay in, or the abandonment of, the Merger. Any delay in completing the Merger may materially adversely affect the timing and benefits that are expected to be achieved from the merger.
Certain provisions of the Merger Agreement may discourage third parties from submitting alternative takeover proposals, including proposals that may be superior to the arrangements contemplated by the Merger Agreement.
Prior to obtaining SDI stockholder approval for the transactions contemplated by the Merger Agreement, SDI may terminate the Merger Agreement in order to accept an unsolicited bona fide written acquisition proposal that is on terms and conditions that the SDI Board, as applicable, determines in good faith, based on such matters that it deems relevant (including the likelihood of consummation thereof), as well as any written offer by us to amend the terms of the Merger Agreement, and following consultation with its outside legal counsel and outside financial advisors, if any, are more favorable, from a financial point of view, to SDI’s stockholders than the terms of the transactions contemplated by the Merger Agreement, which we refer to as a superior offer. In connection with a superior offer, the SDI Board may also modify or withdraw its recommendation that the SDI stockholders vote to approve the transactions contemplated by the Merger Agreement.
Prior to obtaining SDI stockholder approval for the transactions contemplated by the Merger Agreement, in connection with certain material developments or events, the SDI Board may modify or withdraw its recommendation that the SDI stockholders vote to approve the transactions contemplated by the Merger Agreement if the SDI Board determines in good faith, taking into account any written offer by us to amend the terms of the Merger Agreement, after having consulted with its outside legal counsel, that, in light of the intervening event, a failure to modify or withdraw its recommendation could reasonably be expected to be inconsistent with the fiduciary duties of the SDI Board to SDI’s stockholders under applicable law.
If the conditions to the Merger are not met, the Merger will not occur.
Even if the Merger is approved by the stockholders of SDI and the Company, specified conditions must be satisfied or waived to complete the Merger. These conditions are set forth in the Merger Agreement. We cannot assure you that all of the conditions will be satisfied or waived. If the conditions are not satisfied or waived, the Merger will not occur or will be delayed, and the Company and SDI each may lose some or all of the intended benefits of the Merger. In addition, this offering is not conditioned on the closing of the Merger. As such, although we expect that the Merger will be consummated shortly after the closing of this offering, we can provide no assurance that it will occur on that timeline or at all.
The Merger has and will continue to involve substantial costs.
The Company and SDI have incurred and expect to continue to incur substantial costs and expenses relating directly to the Merger, including professional fees and expenses, insurance premium costs, fees and costs relating to regulatory filings and notices, SEC filing fees, printing and mailing costs and other transaction-related costs, fees and expenses. If the Merger is not completed, the Company and SDI will have incurred substantial expenses for which no ultimate benefit will have been received by either company.
Litigation relating to the Merger could require us or SDI to incur significant costs and suffer management distraction, and could delay or enjoin the Merger.
The Company and SDI may become subject to litigation related to the Merger, whether or not the Merger is consummated. Such litigation may create uncertainty relating to the Merger, or delay or enjoin the Merger, and responding to such litigation could divert management’s attention away from our and/or SDI’s business operations, as applicable.

USE OF PROCEEDS
The proceeds from the sale of the shares offered pursuant to this prospectus supplement are solely for the account of the selling stockholders. Accordingly, we will not receive any of the proceeds from the sale of the shares offered by this prospectus supplement. See “Selling Stockholders” and “Underwriting” below.

SELLING STOCKHOLDERS
The 2,215,000 shares of common stock covered by this prospectus supplement (the “Shares”), which amount includes 215,000 shares that may be sold by the Standard General Funds upon exercise in full of the underwriter’s option to purchase additional shares, consist of shares of common stock acquired by the selling stockholders pursuant to the transactions described in the footnotes below with respect to the relevant selling stockholder or elsewhere in the base prospectus, this prospectus supplement or the documents incorporated herein by reference.
The table below presents information regarding the selling stockholders and the number of Shares the selling stockholders are offering under this prospectus supplement. The following table, based upon information currently known by us: (i) the number of Shares held of record or beneficially by the selling stockholders as of such date (as determined below), (ii) the number of Shares offered under this prospectus supplement by the selling stockholders (including pursuant to the underwriter’s option to purchase additional shares) and the number of shares of our common stock that such stockholders will own after completion of this offering and also upon completion of the SDI Merger. The beneficial ownership of the common stock set forth in the following table is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) based on 19,467,164 shares of our common stock outstanding as of June 30, 2020, and the information is not necessarily indicative of beneficial ownership for any other purpose.
The number of shares in the columns entitled “Offered Pursuant to this Prospectus” and “Offered Pursuant to this Prospectus Pursuant to the Underwriter’s Option” represent all of the Shares that the selling stockholders may offer under this prospectus supplement and may be sold by the selling stockholders, by those persons or entities to whom they transfer, donate, devise, pledge or distribute the Shares or by other successors in interest. The information regarding shares beneficially owned after this offering assumes the sale of all Shares offered by the selling stockholders hereunder. The table below details post-offering ownership of the selling stockholders assuming the underwriter does not exercise its option to purchase additional shares.
The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling stockholders named below. Except for the Merger and as noted in the footnotes below, none of the selling stockholders has had any material relationship with the Company within the past three years.
Name of Selling Stockholders	Beneficially Owned as of June 30, 2020	Offered Pursuant to this Prospectus(4)	Offered Pursuant to this Prospectus Pursuant to the Underwriter’s Option(4)	Beneficially Owned Upon Completion of this Offering(4)	Percentage of Common Stock Beneficially Owned Upon Completion of this Offering(1)
Standard Diversified Inc.(1)(3)	9,978,918	1,800,000	—	8,178,918	42%
Standard General Master Fund L.P.(2)(3)	316,534	200,000	116,534	116,534	*
Standard General Master Fund II L.P.(2)(3)	50,000	—	50,000	50,000	*
Standard General Focus Fund L.P.(2)(3)	50,000	—	48,466	50,000	*
*	Indicates percentage ownership below 1.0%
(1)
SDI acquired its shares of our common stock pursuant to that certain Contribution and Exchange Agreement, dated as of November 25, 2016 (as amended, the “Contribution and Exchange Agreement”), by and among Standard Diversified Inc. (f/k/a Special Diversified Opportunities Inc.), Standard General Master Fund L.P., P. Standard General Ltd., and Standard General Focus Fund L.P., as amended by that certain First Amendment to Contribution and Exchange Agreement, dated as of January 24, 2017, that certain Second Amendment to Contribution and Exchange Agreement, dated as of April 5, 2017, and that certain Third Amendment to Contribution and Exchange Agreement, dated as of May 3, 2017. The transactions contemplated by the Contribution and Exchange Agreement closed on June 1, 2017 and are more fully described in SDI’s Registration Statement on Form S-4 (Commission File No. 333-215802), declared effective by the SEC on May 4,

2017. The officers and board of directors of SDI may be deemed to have voting and investment control over the shares of the Company held by SDI. Greg Baxter is the Interim Chief Executive Officer and Executive Chairman of the Board of SDI. Other board members of SDI include Ian Estus, David M. Wurzer, David Glazek, Thomas F. Helms, Jr. and Arnold Zimmerman. Messrs. Glazek, Baxter and Zimmerman are also members of our board of directors of the Company. In addition, Mr. Glazek is a Partner of Standard General L.P., which manages the Standard General Funds. The business address of Standard Diversified Inc. is 767 Fifth Avenue, 12th Floor New York, NY 10153.
(2)
Includes 170,877 shares, 139,033 shares and 90,090 shares of Common Stock, respectively, received by Standard General Master Fund L.P., Standard General Master Fund II L.P. and Standard General Focus Fund L.P. (from Mr. Thomas Helms in lieu of repayment of a number of loans Standard General made to Mr. Helms that were secured by shares of our common stock held by Mr. Helms and Helms Management Corp, an entity controlled by Mr. Helms). The shares transferred from Mr. Helms to Standard General listed in the table above are those registered for resale by Mr. Helms pursuant to the prospectus to which this prospectus supplement relates. Mr. Glazek is a Partner of Standard General L.P. and is chairman of our board of directors. The business address of Standard General L.P. is 767 Fifth Avenue, 12th Floor New York, NY 10153.

(3)
Standard General may be deemed to exercise indirect voting and investment control over the shares of Common Stock owned by SDI and, therefore, may be deemed to beneficially own those shares in addition to the shares held by Standard General. Soohyung Kim is the Managing Partner and Chief Investment Officer of Standard General L.P. and a director of the general partner of Standard General L.P. By virtue of the foregoing, Standard General and Mr. Kim may be deemed to beneficially own, and have shared voting and/or investment control over the shares beneficially owned by Standard Diversified Inc. and Mr. Kim may be deemed to be beneficially own, and have shared voting and/or investment control over the shares beneficially owned by Standard General. The business address of Soohyung Kim is 767 Fifth Avenue, 12th Floor New York, NY 10153. The beneficial ownership amounts included in the table above for the Standard General Funds do not include shares of common stock held by SDI. After giving effect to this offering and the Merger, Standard General is expected to beneficially own approximately 33% of our outstanding common stock through shares held directly by the Standard General Funds.

(4)
All information in the table above with respect to ownership after this offering assumes the underwriter does not exercise its option to purchase additional shares. If the underwriter exercises its option to purchase additional shares in full, neither Standard General Master Fund L.P., nor Standard General Master Fund II L.P. will beneficially own any shares of our common stock and Standard General Focus Fund L.P. will beneficially own 1,534 shares of our common stock after completion of this offering.

UNDERWRITING
We, the selling stockholders and the underwriter for the offering named below have entered into an underwriting agreement with respect to the common stock being offered. Subject to the terms and conditions of the underwriting agreement, the underwriter has severally agreed to purchase from the selling stockholders the number of shares of our common stock set forth opposite its name below.
Underwriter	Number of Shares
Cowen and Company, LLC	2,000,000
Total	2,000,000
The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent and that the underwriter has agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased, other than those shares covered by the overallotment option described below. If the underwriter defaults, the underwriting agreement provides that the underwriting agreement may be terminated.
We and the selling stockholders have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments the underwriter may be required to make in respect thereof.
The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Overallotment Option to Purchase Additional Shares. The Standard General Funds have granted to the underwriter an option to purchase up to 215,000 additional shares of common stock at the public offering price, less the underwriting discount. The underwriter's option to purchase shares to cover allotments is only exercisable for a period of two business days. The underwriter may exercise this option solely for the purpose of covering overallotments, if any, made in connection with the sale of common stock offered hereby.
Discounts and Commissions. The following table shows the public offering price, underwriting discount and commissions and proceeds, before expenses to the selling stockholders. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares.
We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $250,000 and are payable by us.
Total
	Per Share	Without Over- Allotment	With Over Allotment
Public offering price
Underwriting discount
Proceeds, before expenses, to selling stockholders
The underwriter proposes to offer the shares of common stock to the public at the public offering price set forth on the cover of this prospectus. The underwriter may offer the shares of common stock to securities dealers at the public offering price less a concession not in excess of $    per share. If all of the shares are not sold at the public offering price, the underwriter may change the offering price and other selling terms.

Discretionary Accounts. The underwriter does not intend to confirm sales of the shares to any accounts over which they have discretionary authority.
Stabilization. In connection with this offering, the underwriter may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.
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Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress.

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Overallotment transactions involve sales by the underwriter of shares of common stock in excess of the number of shares the underwriter is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that they may purchase in the overallotment option. In a naked short position, the number of shares involved is greater than the number of shares in the overallotment option. The underwriter may close out any short position by exercising its overallotment option and/or purchasing shares in the open market. The result of the two-business day exercise period of the overallotment option, as opposed to a 30-day period, may create additional downward pressure on the price of the shares following this offering.

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Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the overallotment option. If the underwriter sells more shares than could be covered by exercise of the overallotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

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Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common stock originally sold by that syndicate member is purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.
Lock-Up Agreements. Pursuant to certain “lock-up” agreements, we and our executive officers, directors and the selling stockholders, have agreed, subject to certain exceptions, not to (i) offer, sell, assign, transfer, pledge, contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of or announce the intention to otherwise dispose of, directly or indirectly or (ii) enter into any swap or similar agreement or arrangement that transfers to another, in whole or in part, the economic consequence of ownership of, directly or indirectly, subject to the exceptions noted below, or make any demand or request or exercise any right with respect to the registration of, or file with the SEC a registration statement under the Securities Act relating to, any common stock or securities convertible into or exchangeable or exercisable for any common stock without the prior written consent of Cowen and Company, LLC, for a period of 90 days after the date of the pricing of the offering (the “Lock-Up Period”).

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for common stock or that derives value therefrom. The exceptions permit us, among other things and subject to restrictions, to: (a) issue common stock or options pursuant to employee benefit plans, (b) issue common stock upon exercise of outstanding options, warrants or convertible notes, (c) issue securities in connection with acquisitions or similar transactions, (d) file registration statements on Form S-8, or (e) file a registration statement on Form S-3 to comply with registration rights provided to certain of the selling stockholders or to refresh the primary component of the registration statement of which this prospectus supplement forms a part upon expiration of this registration statement; provided that no sales may be made under such registration statement during the lockup period. The exceptions permit parties to the lock-up agreements, among other things and subject to restrictions, to: (a) make certain bona fide gifts, provided that the donee or donees thereof agree to be bound in writing by the lock-up provisions, (b) if the party is a corporation, partnership, limited liability company or other business entity, make transfers to any stockholders, partners, members of, or owners of similar equity interests in, the party, or to an affiliate of the party, provided that such transferees agree to be bound by the lock-up provisions, (c) transfer to any affiliate, provided that such affiliate agrees to be bound in writing by the lock-up provisions, (d) sell and transfer by participants in the Company’s stock incentive plans in order to reimburse or pay federal income tax and withholding obligations in connection with the vesting of options, restricted stock grants, restricted stock unit and similar equity awards, provided that any securities underlying such restricted stock grants continue to be subject to the terms of the Lock-Up Agreement, (e) transfer securities under a trading plan pursuant to Rule 10b5-1 under the Exchange Act that is existing as of the date of the Lock-Up Agreement and (f) the sale, transfer or other distribution of shares in connection with the Merger.
Cowen and Company, LLC, in its sole discretion, may release our common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release our common stock and other securities from lock-up agreements, Cowen and Company, LLC will consider, among other factors, the holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time of the request.
Canada. The common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
United Kingdom. In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a)

to (d) of the Order and/or (iii) to whom it may otherwise be lawfully communicated (all such persons together being referred to as “relevant persons”) in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
Switzerland. The securities will not be offered, directly or indirectly, to the public in Switzerland and this prospectus does not constitute a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.
European Economic Area. In relation to each Member State of the European Economic Area (each, a “Member State”), no shares have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:
A.	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;
B.	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriter; or
C.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares shall require the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the underwriter and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation.
In the case of any shares being offered to a financial intermediary as that term is used in Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Israel. In the State of Israel this prospectus shall not be regarded as an offer to the public to purchase shares of common stock under the Israeli Securities Law, 5728 – 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728–1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed

Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 – 1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 – 1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.
Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728 – 1968. In particular, we may request, as a condition to be offered common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 – 1968 and the regulations promulgated thereunder in connection with the offer to be issued common stock; (iv) that the shares of common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 – 1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 – 1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.
We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriter and its respective affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the shares, other than the underwriter, is authorized to make any further offer of shares on our behalf or on behalf of the underwriter.
Electronic Offer, Sale and Distribution of Shares. A prospectus in electronic format may be made available on the websites maintained by the underwriter or selling group members, if any, participating in this offering and the underwriter participating in this offering may distribute prospectuses electronically. The underwriter may agree to allocate a number of shares to the underwriter and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.
Other Relationships. The underwriter and its affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees.

DESCRIPTION OF CAPITAL STOCK
The following is a description of the material terms of our second amended and restated certificate of incorporation, bylaws and other rights of holders of our capital stock. We refer you to our amended and restated certificate of incorporation and bylaws, copies of which are incorporated by reference herein.
Authorized Capitalization
Our authorized common stock consists of 190,000,000 shares of common stock, par value $0.01 per share, 10,000,000 shares of non-voting common stock, par value $0.01 per share and 40,000,000 shares of preferred stock, par value $0.01 per share, of which 19,467,164 shares of common stock, no shares of non-voting common stock and no shares of preferred stock were issued and outstanding as of June 30, 2020.
Common Stock
Voting Rights
Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders. Holders of our common stock do not have cumulative voting rights, which means that the holders of a majority of the outstanding common stock voting for the election of directors can elect all directors then being elected. Our common stock has the exclusive right to vote for the election of directors and for all other purposes. Our common stock votes together as a single class.
Dividends
Holders of shares of common stock and non-voting common stock are entitled to receive, ratably, all dividends, if any, declared by our board of directors out of funds legally available for dividends.
Liquidation Rights
Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors, if any, the holders of our common stock and non-voting common stock will be entitled to receive, pro rata, our remaining assets available for distribution.
Other Rights
Holders of our common stock do not have conversion, redemption or preemptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of our common stock are subject to the rights of the holders of any shares of our preferred stock which we may issue in the future. Our board of directors has the authority to issue up to the authorized number of shares of Common Stock without additional approval by our stockholders.
Restrictions on Ownership by Restricted Investors
Our certificate of incorporation limits the ownership of our common stock by individuals and entities that are “Restricted Investors.” For purposes of our certificate of incorporation, a “Restricted Investor” is defined as: (i) any entity that directly or indirectly manufactures, sells, markets, distributes or otherwise promotes cigarette paper booklets, filter tubes, injector machines or filter tips in the United States, the District of Columbia, the territories, possessions and military bases of the United States and the Dominion of Canada (a “Bolloré Competitor”), (ii) any entity that owns more than a 20% equity interest in any Bolloré Competitor, or (iii) any person who serves as a director or officer of, or any entity that has the right to appoint an officer or director of, any Bolloré Competitor or of any Entity that owns more than a 20% equity interest in any Bolloré Competitor.
Among other things, our certificate of incorporation:
■
limits ownership of our common stock by any Restricted Investor to 14.9% of outstanding common stock and shares convertible or exchangeable therefor (including our non-voting common stock) (the “Permitted Percentage”);

■
provides that any issuance or transfer of shares in excess of the Permitted Percentage to any Restricted Investor will be ineffective and that neither we nor our transfer agent will register such purported issuance or transfer of shares or be required to recognize the purported transferee or owner as our stockholder for any purpose whatsoever except to exercise our remedies thereunder;

■	permits withholding of dividends and suspends voting rights with respect to any shares held by any Restricted Investor that exceed the Permitted Percentage;
■	permits us to require submission of such documentary and other evidence of status to aid determination of the percentage ownership of our capital stock by such holder;
■	permits our board of directors to authorize us to redeem any shares held by any Restricted Investor that exceeds the Permitted Percentage; and
■	permits our board of directors to make such determinations to ascertain ownership and implement such measures as reasonably may be necessary.
Non-Voting Common Stock
Voting Rights
Holders of our non-voting common stock are not entitled to a vote on any matter submitted to a vote of the stockholders, including the election of directors. Notwithstanding the foregoing, holders of our non-voting common stock are entitled to vote as a separate class on matters involving amendments to the terms of our non-voting common stock that would significantly and adversely affect the rights or preferences of the non-voting common stock.
Dividends
Holders of our non-voting common stock are entitled to receive, ratably with holders of our common stock, all dividends, if any, declared by our board of directors out of funds legally available for dividends.
Liquidation
Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors, if any, the holders of our non-voting common stock and common stock will be entitled to receive, pro rata, our remaining assets available for distribution.
Other Rights
Holders of our non-voting common stock do not have conversion, redemption or preemptive rights to subscribe to any of our securities, except as described below. The rights, preferences and privileges of holders of our non-voting common stock are subject to the rights of the holders of any shares of our preferred stock which we may issue in the future.
Our non-voting common stock, which is identical to the common stock, with the exception of voting rights, is convertible into shares of our common stock on a one-for-one basis at the sole discretion of our board of directors. Our board of directors may give consideration to converting shares of non-voting common stock into common stock at any time. Our board of directors has the authority to issue up to the authorized number of shares of non-voting common stock without additional approval by our stockholders.
Preferred Stock
We are authorized to issue up to 40,000,000 shares of preferred stock. Our board of directors is authorized, subject to limitations prescribed by Delaware law and our certificate of incorporation, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers, designations, preferences and rights of the shares. Our board of directors is also authorized to designate any qualifications, limitations or restrictions on and to issue up to the authorized number of shares of preferred stock without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the voting and other rights of the holders of our common stock, which could have an adverse impact on the market price of our common stock.
Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation and Bylaws
Several provisions of our certificate of incorporation and our amended and restated bylaws, which are summarized below, may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of us by means of a tender offer, a proxy contest or otherwise that a stockholder may consider in its best interest and (2) the removal of incumbent officers and directors.
Election and Removal of Directors
Our certificate of incorporation does not provide for cumulative voting in the election of directors. Our amended and restated bylaws require parties other than the board of directors to give advance written notice of nominations for the election of directors. Our certificate of incorporation also provides that a director may be removed at any time, but only by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of capital stock of the Company then entitled to vote at an election of directors, voting together as a single class. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.
Limited Actions by Stockholders
Our certificate of incorporation and our bylaws provide that special meetings of our stockholders entitled to vote may be called only by the board of directors acting pursuant to a resolution adopted by a majority of the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships. The business transacted at the special meeting is limited to the business that was brought before the meeting by or at the direction of the board of directors.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Our bylaws provide that stockholders entitled to vote seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the secretary. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 45 days nor more than 75 days prior to the anniversary date of the date on which we mailed our proxy materials for the immediately preceding year’s annual meeting of stockholders. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may impede a stockholder’s ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.
Preferred Shares
Our certificate of incorporation gives our board of directors the sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, our board of directors has the power, consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a post-tender offer merger or other transaction by which a third party seeks control.
Amendment of Certificate of Incorporation and Bylaws
We may amend our certificate of incorporation in accordance with the requirements of the DGCL; provided, however, that an affirmative vote of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Company then entitled to vote thereon, voting together as a single class, is required to amend or to repeal certain provisions of our certificate of incorporation, including the provisions relating to the number of directors, director and officer indemnification and certain amendments of our certificate of incorporation and our bylaws. Our bylaws may be amended by a majority vote of the full board of directors, or by 66 2/3% of the voting power of all of the then-outstanding shares of the capital stock of the Company then entitled to vote thereon, voting together as a single class.
Board of Directors Vacancies
Our certificate of incorporation and our amended and restated bylaws authorize only our board of directors to fill vacant directorships. In addition, the number of directors constituting our board of directors may be determined only by resolution adopted by a majority vote of the full board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.
Delaware Takeover Statute
We have opted out of Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any interested stockholder, as defined below, for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or after such date, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least sixty-six and two-thirds percent (662/3%) of the outstanding voting stock which is not owned by the interested stockholder. An “interested stockholder” is defined as any person that is (a) the owner of 15% or more of the outstanding voting stock of the corporation or (b) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.
Forum for Adjudication of Disputes
Our certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting breach of a fiduciary duty owed by any director, officer or other employee of ours, any action asserting a claim arising pursuant to the DGCL or any action asserting a claim governed by the internal affairs doctrine. Although we have included a choice of forum provision in our certificate of incorporation, it is possible that a court could rule that such provision is inapplicable or unenforceable. In addition, this provision would not affect the ability of our stockholders to seek remedies under the federal securities laws.
Corporate Opportunity
Our certificate of incorporation provides that the doctrine of “corporate opportunity” does not apply against Standard General or any of its “Affiliates” (as defined below) in a manner that would prohibit them from investing in competing businesses or doing business with our clients or customers. In addition, Standard General and its Affiliates are permitted to engage in business activities or invest in or acquire businesses which may compete with our business or do business with any client of ours. Our Certificate defines “Affiliate” as, with respect to Standard General and subject to certain limitations, any other entity directly or indirectly controlling or controlled by or under direct or indirect common control with Standard General.
Registration Rights Agreement
In connection with the completion of our initial public offering, we entered into a registration rights agreement with Standard General and certain other stockholders. Under the registration rights agreement

Standard General can, subject to certain limitations, require that we register for resale its shares of our common stock. If we are eligible to register the sale of our securities on Form S-3 under the Securities Act, Standard General can require us to register the sale of our common stock held by them on Form S-3. The registration rights agreement also provides Standard General with certain “piggy-back” registration rights.
We expect that shortly after completion of this offering but prior to the expiration of the lock-up period, we will register for resale all shares of our common stock received by Standard General in the Merger (along with any shares currently held by Standard General and not sold in this offering) and that we will refresh the primary component of the registration statement of which this prospectus supplements forms a part, as such component of this registration statement will expire shortly after this offering. While the underwriting agreement and lock-up agreements for this offering will allow us to file this new registration statement on Form S-3, it will prohibit us and Standard General from making sales of our common stock during the lockup period.
Directors’ Liability; Indemnification of Directors and Officers
Our certificate of incorporation and amended and restated by-laws limit the liability of our officers and directors to the fullest extent permitted by the DGCL and provide that we will provide them with customary indemnification. We have customary indemnification agreements with each of our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.
Transfer Agent
The transfer agent for our common stock is EQ Shareowner Services.
Securities Exchange
Our common stock is listed on the NYSE under the symbol “TPB.”

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of certain material United States federal income tax consequences to a Non-U.S. Holder (as defined below) of owning the shares of common stock sold pursuant to this offering. This discussion applies only to a Non-U.S. Holder that acquires shares of our common stock in this offering and that holds the shares of our common stock as capital assets within the meaning of Section 1221 of the United States Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion does not apply to a holder that is a member of a class of persons subject to special rules, such as:
■	a broker or dealer in securities or currencies;
■	a person liable for alternative minimum tax;
■	a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings;
■	a bank or other financial institution;
■	an insurance company;
■	a tax-exempt organization;
■	a person holding shares of our common stock as part of a hedging, integrated, conversion, wash or constructive sale transaction or a straddle or synthetic security;
■	a partnership or other pass-through entity for U.S. federal income tax purposes (and investors therein);
■	a person required to accelerate the recognition of any item of gross income with respect to our common stock as a result of such income being recognized on an applicable financial statement;
■	persons that own, or are deemed to own, more than five percent of our common stock (except to the extent specifically set forth below);
■	persons who hold or receive shares of our common stock pursuant to the exercise of any option or otherwise as compensation;
■	a regulated investment company;
■	a real estate investment trust;
■	a qualified foreign pension fund;
■	a controlled foreign corporation;
■	a passive foreign investment company; or
■	a United States expatriate.
This section is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as of the date of this document. These authorities are subject to change, possibly on a retroactive basis. We have not sought any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.
If an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partner in such an entity or arrangement holding shares of our common stock should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in our common stock.

This discussion does not represent a detailed description of the U.S. federal income tax consequences to a holder in light of its particular circumstances and does not cover U.S. state, local, non-U.S. or estate tax consequences that may apply to a holder of our common stock.
HOLDERS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF SHARES OF OUR COMMON STOCK IN THEIR PARTICULAR CIRCUMSTANCES UNDER THE CODE AND UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.
Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
■	an individual who is a citizen or resident of the United States;
■	a corporation or other entity taxable as a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;
■	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
■
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Dividends
Distributions, if any, made on our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will first be treated as a return of capital which will reduce a non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero, and to the extent the amount of the distribution exceeds the non-U.S. Holder’s adjusted tax basis, will thereafter be treated as capital gain from the sale or exchange of such common stock as described below under “—Gain on disposition of common stock.”
Dividends paid to a non-U.S. Holder of our common stock generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and country in which the non-U.S. Holder resides.. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax (subject to the discussions below on backup withholding and FATCA), provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. Holder were a United States person as defined under the Code. Any such effectively connected dividends received by a corporate non-U.S. Holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
A non-U.S. Holder of our common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable U.S. Treasury regulations. Special certification and other requirements apply to certain non-U.S. Holders that are pass-through entities rather than corporations or individuals.

A non-U.S. Holder of our common stock eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty generally may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Gain on disposition of common stock
Subject to the discussion of backup withholding below, any gain realized by a non-U.S. Holder on the sale or other taxable disposition of our common stock generally will not be subject to U.S. federal income tax unless:
■
the gain is effectively connected with a trade or business of the non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. Holder);

■	the non-U.S. Holder is a non-resident alien individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or
■
we are or have been a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897(c)(2) of the Code for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the non-U.S. Holder’s disposition of, or holding period for, our common stock and certain other conditions are met.

A non-U.S. Holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale or other taxable disposition in the same manner as if it were a United States person as defined under the Code. In addition, if any such non-U.S. Holder is a corporation, the gain realized by such corporate non-U.S. Holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. Holder described in the second bullet point immediately above will be subject to a flat 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the gain derived from the sale or other taxable disposition, which may be offset by certain United States source capital losses, provided that such individual has timely filed U.S. federal income tax returns with respect to such losses, even though the individual is not considered a resident of the United States.
With respect to the third bullet point above, we believe we are not and do not anticipate becoming a USRPHC for U.S. federal income tax purposes. Because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other business assets and our non-U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. Holder of our common stock will not be subject to U.S. federal income tax if (i) such class of stock is “regularly traded,” as defined by applicable U.S. Treasury regulations, on an established securities market, and (ii) such non-U.S. Holder owned, directly, indirectly or constructively, 5% or less of such class of our stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. Holder’s holding period for such stock. If the foregoing exception does not apply, and if we are or were to become a USRPHC, a purchaser may be required to withhold 15% of the proceeds payable to a non-U.S. Holder from a sale or other taxable disposition of our common stock and such non-U.S. Holder generally will be taxed on its net gain derived from the disposition at the same U.S. federal income tax rates applicable to United States persons (as defined in the Code).
Backup withholding and information reporting
Payors must generally report annually to the IRS and to each non-U.S. Holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. Holder resides under the provisions of an applicable income tax treaty.
A non-U.S. Holder will be subject to backup withholding for dividends paid to such holder unless such holder provides proper certification of foreign status on a properly executed IRS Form W-8BEN or

W-8BEN-E (or other applicable form) and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code, or such holder otherwise establishes an exemption.
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other taxable disposition of our common stock within the United States or conducted through certain United States-related financial intermediaries, unless the holder provides a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) (or satisfies certain documentary evidence requirements for establishing that it is a non-United States person), or such holder otherwise establishes an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
FATCA
The Foreign Account Tax Compliance Act (“FATCA”) imposes a 30% withholding tax on certain types of payments made to “foreign financial institutions” and other specified non-U.S. entities unless certain due diligence, reporting, withholding and certification requirements are satisfied.
As a general matter, FATCA imposes a 30% withholding tax on dividends on our common stock if paid to a foreign entity unless:
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the foreign entity is a “foreign financial institution” that undertakes specified due diligence, reporting, withholding and certification obligations or, in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such an agreement;

■	the foreign entity is not a “foreign financial institution” and identifies certain of its U.S. investors; or
■	the foreign entity otherwise is exempted under FATCA.
Prior to the issuance of proposed Treasury regulations, withholding under FATCA also would have applied to payments of gross proceeds from the sale or other disposition of common stock. However, the proposed Treasury regulations, if finalized in their present form, eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued.
If withholding is imposed under FATCA on a payment related to our common stock, a beneficial owner that is not a foreign financial institution and that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally may obtain a refund from the IRS by filing a U.S. federal income tax return (which may entail significant administrative burden). Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.
The preceding discussion of United States federal income tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our shares of common stock, including the consequences of any proposed change in applicable laws.

LEGAL MATTERS
Certain legal matters relating to the issuance and sale of the securities offered hereby will be passed upon for us and Standard General by Milbank LLP. Cooley LLP is acting as counsel to the underwriter. Morgan, Lewis & Bockius LLP is acting as counsel to the selling stockholders.
EXPERTS
The consolidated financial statements of Turning Point Brands, Inc. and its subsidiaries as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019 incorporated in this Prospectus Supplement by reference from the Turning Point Brands, Inc. Annual Report on Form 10-K for the year ended December 31, 2019, have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon incorporated herein by reference, and have been incorporated in this Prospectus Supplement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.turningpointbrands.com as soon as reasonably practicable after filing such documents with the SEC. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus supplement and prior to the termination of the offering under this prospectus supplement (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules).
■
Our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 12, 2020 (including the portions of our proxy statement for our 2020 annual meeting of the stockholders incorporated by reference therein);

■	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 filed with the SEC on April 28, 2020;
■	Our Current Reports on Forms 8-K filed with the SEC on April 8, 2020, April 30, 2020, June 10, 2020 (except with respect to Item 7.01 included therein) and June 26, 2020; and
■	The section entitled “Description of Registrant’s Securities to be Registered” contained in our Registration Statement on Form 8-A, filed pursuant to Section 12(b) of the Exchange Act, on May 4, 2016.
Any statement in a document incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent a statement contained in this or any other subsequently filed document that is incorporated by reference into this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded will be not deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
You may request, and we will provide, a copy of any or all of the documents incorporated by reference, including exhibits to these documents at no cost by writing or telephoning us at:
Turning Point Brands, Inc.
5201 Interchange Way
Louisville, Kentucky 40229
Attn: Investor Relations
Telephone: (502) 778-4421

PROSPECTUS

Turning Point Brands, Inc.
$200,000,000
Common Stock
Preferred Stock
Depositary Shares
Warrants
Units
Selling Stockholders
12,792,103 Shares of Common Stock
From time to time, in one or more offerings, we may offer and sell up to $200,000,000 of aggregate initial offer price of our (i) common stock, (ii) preferred stock, (iii) depositary shares, (iv) warrants and (v) units, or any combination of these securities. Specific terms of such sales will be provided in supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with any of these offerings.
In addition, the selling stockholders named in this prospectus may from time to time, in one or more offerings, offer and sell up to 12,792,103 shares of common stock. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.
We have agreed to bear certain expenses of the registration of the common stock under the federal securities laws on behalf of the selling stockholders.
Our common stock is listed on the NYSE under the symbol “TPB.” On July 19, 2017, the closing price of our common stock was $15.50 per share.
We may offer and sell these securities and the selling stockholders may offer and sell the common stock to or through one or more underwriters, dealers and agents, or directly to investors, in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. The securities may be sold by any means described in the section of this prospectus entitled “Plan of Distribution” beginning on page 20 of this prospectus or by any means described in any applicable prospectus supplement.
Any prospectus supplements and related free writing prospectuses may add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.
Investing in our securities involves certain risks. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus, including “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2016, as such discussion may be updated from time to time in other filings we may make with the Securities and Exchange Commission, for a discussion of the factors you should carefully consider before deciding to purchase these securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 20, 2017

You should rely only on the information contained in this prospectus or in any prospectus supplement or free-writing prospectus we may authorize to be delivered or made available to you. Neither we, nor the selling stockholders nor the underwriters (or any of our or their respective affiliates) have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we, nor the selling stockholders nor the underwriters (or any of our or their respective affiliates) take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We, the selling stockholders and the underwriters (or any of our or their respective affiliates) are not making an offer to sell our securities in any jurisdiction where such offer or sale is not permitted. The information contained in this prospectus, any prospectus supplement or any free writing prospectus is only accurate as of the date on the front cover page of this prospectus, any prospectus supplement or any free writing prospectus. Our business, financial condition, results of operations and prospectus may have changed since such date.
Unless the context otherwise indicates, the terms the “Company,” “we,” “us” and “our” used in this prospectus refer to Turning Point Brands, Inc. and its consolidated subsidiaries. References to “TPB” refer to Turning Point Brands, Inc. without any of its subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement(s).
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, over time, offer and sell up to $200,000,000 in total initial aggregate offering price of any combination of securities described in this prospectus, in one or more offerings and at prices and on terms that we determine at the time of the offering. In addition, the selling stockholders may offer and sell, from time to time, in one or more offerings, up to 12,792,103 shares of our common stock.
The accompanying prospectus supplement may add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. You should read both this prospectus and the accompanying prospectus supplement and any free writing prospectus together with the additional information described under “Where You Can Find Additional Information.” You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors” herein, the accompanying prospectus supplement and any related free writing prospectus, and under similar headings in any other documents that are incorporated by reference into this prospectus, the accompanying prospectus supplement and any related free writing prospectus.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”
THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES
UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements contained in this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We may also make forward-looking statements in other reports filed with the SEC, in materials delivered to stockholders and in press releases. In addition, our representatives may from time to time make oral forward-looking statements. These forward-looking statements, including, in particular, statements about our plans, strategies, prospects and industry estimates are subject to risks and uncertainties. These statements identify prospective information and include words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “should,” “could,” “predicts,” “targets,” “hopes” and similar expressions. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we will file with the SEC, other information sent to our stockholders, and other written materials.
Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. The matters referred to in the forward-looking statements contained or incorporated by reference in this prospectus may not in fact occur. We caution you therefore against relying on any of these forward-looking statements.
Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:
•	declining sales of tobacco products, and expected continuing decline of sales, in the tobacco industry overall;
•	our dependence on a small number of third-party suppliers and producers;

•	the possibility that we will be unable to identify or contract with new suppliers or producers in the event of a supply or product disruption;
•	the possibility that our licenses to use certain brands or trademarks will be terminated, challenged or restricted;
•	failure to maintain consumer brand recognition and loyalty of our customers;
•	substantial and increasing U.S. regulation;
•	regulation of our products by the FDA, which has broad regulatory powers;
•	uncertainty related to the regulation and taxation of our NewGen products;
•	possible significant increases in federal, state and local municipal tobacco-related taxes;
•	possible significant increases in tobacco-related taxes;
•	possible increasing international control and regulation;
•	our reliance on relationships with several large retailers and national chains for distribution of our products;
•	intense competition and our ability to compete effectively;
•	significant potential product liability litigation;
•	the scientific community’s lack of information regarding the long-term health effects of electronic cigarettes, vaporizer and e-liquid use;
•	our amount of indebtedness;
•	the terms of our credit facilities, which may restrict our current and future operations;
•	competition from illicit sources;
•	our reliance on information technology;
•	security and privacy breaches;
•	contamination of our tobacco supply or products;
•	infringement on our intellectual property;
•	third-party claims that we infringe on their intellectual property;
•	concentration of business with large customers;
•	failure to manage our growth;
•	failure to successfully integrate our acquisitions or otherwise be unable to benefit from pursuing acquisitions;
•	failure to achieve the expected benefits of the VaporBeast acquisition and to integrate VaporBeast’s operations with ours;
•	fluctuations in our results;
•	exchange rate fluctuations;
•	adverse U.S. and global economic conditions;
•	failure to comply with certain regulations;
•	departure of key management personnel or our inability to attract and retain talent;
•	decrease in value of our deferred tax assets;
•	imposition of significant tariffs on imports into the U.S.;

•	reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors, potentially decreasing our stock price;
•	failure to maintain our status as an emerging growth company before the five-year maximum time period a company may retain such status;
•	our principal stockholders will be able to exert significant influence over matters submitted to our stockholders and may take certain actions to prevent takeovers;
•
our certificate of incorporation and bylaws, as well as Delaware law and certain regulations, could discourage or prohibit acquisition bids or merger proposals, which may adversely affect the market price of our common stock;

•
our certificate of incorporation limits the ownership of our common stock by individuals and entities that are Restricted Investors, as defined therein. These restrictions may affect the liquidity of our common stock and may result in Restricted Investors being required to sell or redeem their shares at a loss or relinquish their voting, dividend and distribution rights;

•
future sales of our common stock in the public market could reduce our stock price, and any additional capital raised by us through the sale of equity or convertible securities may dilute your ownership in us; and

•	we may issue preferred stock whose terms could adversely affect the voting power or value of our common stock.
Other factors that could cause or contribute to such differences include, but are not limited to, those that are discussed in other documents we file with the SEC. Any forward-looking statement made by us in or through incorporation by reference in this prospectus speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are required to file annual, quarterly and current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.turningpointbrands.com as soon as reasonably practicable after filing such documents with the SEC. Information contained on or accessible through our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities. You may also read and copy any document that we file at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (i) on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement and (ii) after the date of the filing of this registration statement and prior to its effectiveness (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules).
•
Our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 13, 2017 (including the portions of our proxy statement for our 2017 annual meeting of the stockholders incorporated by reference therein);

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017 filed with the SEC on May 11, 2017;
•	Our Current Reports on Forms 8-K and 8-K/A filed with the SEC on January 20, 2017, February 9, 2017, February 21, 2017, March 16, 2017 and May 23, 2017; and
•	The section entitled “Description of Registrant’s Securities to be Registered” contained in our Registration Statement on Form 8-A, filed pursuant to Section 12(b) of the Exchange Act, on May 4, 2016.
Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent a statement contained in this or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will be not deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request, and we will provide, a copy of these filings at no cost by writing or telephoning us at:
Turning Point Brands, Inc.
5201 Interchange Way
Louisville, Kentucky 40229
Attn: Investor Relations
Telephone: (502) 778-4421

THE COMPANY
Overview
Turning Point Brands, Inc. (the “Company,” “we,” “our,” or “us”) is a leading independent provider of Other Tobacco Products (“OTP”) in the U.S. and the 7th largest competitor in terms of total OTP consumer units shipped to retail as of March 31, 2017. We sell a wide range of products across the OTP spectrum, including moist snuff tobacco (“MST”), loose leaf chewing tobacco, premium cigarette papers, make-your-own (“MYO”) cigar wraps and cigar smoking tobacco, cigars, liquid vapor products and tobacco vaporizer products. We do not sell cigarettes. We estimate that the OTP industry generated approximately $10.5 billion in manufacturer revenue in 2016. In contrast to manufactured cigarettes, which have been experiencing declining sales for decades based on data published by the Alcohol and Tobacco Tax and Trade Bureau (“TTB”), the OTP industry is demonstrating increased consumer appeal with low to mid-single digit consumer unit growth as reported by Management Science Associates, Inc. (“MSAi”), a third party analytics and information company.
Our portfolio of brands includes some of the most widely recognized names in the OTP industry, such as Zig-Zag®, Beech-Nut®, Stoker’s®, Trophy®, and VaporBeast™. We currently ship to approximately 900 distributors with an additional 100 secondary, indirect wholesalers in the U.S. that carry and sell our products. We operate in three segments: (i) smokeless products, (ii) smoking products and (iii) NewGen products. As of March 31, 2017, our products are available in over 170,000 U.S. retail locations which, with the addition of retail stores in Canada, brings our total North American retail presence to an estimated 200,000 points of distribution. Our sales team targets widespread distribution to all traditional retail channels, including convenience stores, where over 60% of all OTP volume is currently sold according to MSAi.
We operate under a lean, asset-light sourcing and marketing model, with a strategy that relies on outsourced product manufacturing and supply relationships and increased use of information technology and market analytics, which together allow us to maintain relatively low levels of capital expenditures compared to market participants with more significant manufacturing operations. For example, we have long-lasting relationships with some of the most well-known names in the industry, including a 19-year relationship with Bolloré, S.A. (“Bolloré”) - the trademark holder for Zig-Zag® - for the exclusive rights to purchase and sell Zig-Zag® cigarette paper and accessory products in the U.S. and Canada. We have partnered with Swedish Match NA, a subsidiary of Swedish Match AB (“Swedish Match”) for the manufacture of all of our loose leaf chewing tobacco products. We have a 3-year relationship with JJA Distributors LLC (“JJA”) for the sourcing of our cigars and cigarillos and an 8-year relationship with Durfort Holdings, S.A. (“Durfort”) for the sourcing of our MYO cigar wraps, each of which are marketed under the Zig-Zag® tobacco brand.
We have successfully commercialized new products and leveraged the value of our existing brands into new OTP categories. We have a portfolio of widely recognized brands with significant customer loyalty and an experienced management team that possesses long-standing industry relationships and a deep understanding of the OTP industry. We have identified additional opportunities to grow sales, including the launch of new products and expanding our distribution and salesforce. We also believe there are meaningful opportunities to grow through acquisitions and joint ventures across all product categories.
Corporate Information
We were incorporated in 2004 in Delaware under the name North Atlantic Holding Company, Inc. On November 4, 2015, we changed our name to Turning Point Brands, Inc. Our principal executive offices are located at 5201 Interchange Way, Louisville, Kentucky 40229, and our telephone number is (502) 778-4421. Our common stock is listed on the New York Stock Exchange under the symbol “TPB.” Our website is www.turningpointbrands.com. Information contained on or accessible through our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.
Implications of Being an Emerging Growth Company
As a company with less than $1.0 billion in gross revenue during our last fiscal year, we qualify as an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An Emerging Growth Company may take advantage of specified reduced regulatory and reporting requirements that are otherwise generally applicable to public companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation and financial statements in our periodic reports, proxy statements and registration statements, and exemptions from the requirements of holding a nonbinding advisory vote to approve executive compensation and shareholder approval of any golden parachute payments not previously approved.
We may take advantage of these exemptions until the last day of our fiscal year following the fifth anniversary of the closing of our initial public offering, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.
For as long as we continue to be an Emerging Growth Company, we expect that we will take advantage of certain reduced disclosure requirements available to us as a result of that classification. The JOBS Act permits an Emerging Growth Company, such as us, to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have chosen to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required for public companies. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.
RISK FACTORS
An investment in our securities involves a high degree of risk. You should consider carefully the risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and most recent Quarterly Reports on Form 10-Q filed with the SEC and other filings we make with the SEC from time to time, each of which is incorporated herein by reference in its entirety, as well as other information in or incorporated by reference in this prospectus and the “Risk Factors” section in this prospectus and any applicable prospectus supplement or related free writing prospectus, before purchasing our securities. Each of these risk factors, as well as any additional risks and uncertainties not known to us or currently deemed immaterial, could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.
USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities offered by us in this prospectus will be used for general corporate purposes, including working capital, repayment of indebtedness, acquisitions and other business purposes. We may also invest the proceeds in certificates of deposit, United States government securities, certain other interest-bearing securities or money market securities until the proceeds are applied for specified purposes. If we decide to use the net proceeds from a particular offering for a specific purpose other than as set forth above, we will describe that purpose in the related prospectus supplement.
We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
If we offer preferred stock under this prospectus, then we will, at that time, provide a ratio of earnings to combined fixed charges and preferred stock dividends in the applicable prospectus supplement for such offering.

SELLING STOCKHOLDERS
The selling stockholders indicated below may resell from time to time up to 12,792,103 shares of our common stock (plus an indeterminate number of shares of our common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act). Unless the context otherwise requires, as used in this prospectus, “selling stockholders” includes the selling stockholders named in the table below and donees, pledgees, transferees or other successors-in-interest selling shares received from the selling stockholders as the result of a gift, pledge, partnership distribution or other transfer after the date of this prospectus, and any such persons will be named in the applicable prospectus supplement.
The following table, based upon information currently known by us, sets forth as of June 28, 2017: (i) the number of shares of common stock held of record or beneficially by the selling stockholders as of such date (as determined below) and (ii) the number of shares that may be offered under this prospectus by the selling stockholders. The beneficial ownership of the common stock set forth in the following table is determined in accordance with Rule 13d-3 under the Exchange Act based on 18,823,935 shares of common stock outstanding as of March 31, 2017, and the information is not necessarily indicative of beneficial ownership for any other purpose.
The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling stockholders named below. Except as noted in the footnotes below, each selling stockholder has owned the shares for more than three years and none of the selling stockholders has had any material relationship with the Company within the past three years.
	Common Stock
Name of Selling Stockholders	Beneficially Owned as of June 28, 2017(1)	Offered Pursuant to this Prospectus(1)	Beneficially Owned upon Completion of this Offering(1)	Percentage Of Common Stock Beneficially Owned upon Completion of this Offering(1)
Standard Diversified Opportunities Inc.(2)(3)	9,842,373	9,842,373	—	*
Helms Management Corp.(3)(4)	840,062	840,062	—	*
Fort George Investments, LLC(5)(9)	1,027,771	1,027,771	—	*
Lawrence S. Wexler(6)	370,887	334,896	35,991(7)	*
Jack Africk Revocable Trust DTD 11/02/1984	328,600	328,600	—	*
Standard General L.P.(2)(3)(4)(5)(8)	105,319(9)	105,319	—	*
J. Martin Associates Inc.	102,325	102,325	—	*
The Cleveland Clinic Foundation	73,023	73,023	—	*
Africk Family Foundation Inc.	50,754	45,726	5,028	*
Jewish Communal Fund	45,765	45,765	—	*
Secrest Holdings	24,000	24,000	—	*
Pinnacle Investors Inc.	18,653	6,000	12,653	*
St. Bernard’s School, Inc.	8,127	8,127	—	*
Groton School	8,116	8,116	—	*
Total	12,845,775	12,792,103	53,672
*	Indicates percentage ownership below 1.0%
(1)
We do not know when or in what amounts the selling stockholders may offer shares of common stock for sale. The selling stockholders may decide not to sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all, some or none of the shares pursuant to this offering, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that the selling stockholders will sell all of their shares of our common stock covered by this prospectus.

(2)
Standard Diversified Opportunities Inc. (“SDOI”) acquired its shares of our common stock pursuant to that certain Contribution and Exchange Agreement, dated as of November 25, 2016 (as amended, the “Contribution and Exchange Agreement”), by and among Standard Diversified Opportunities Inc. (f/k/a Special Diversified Opportunities Inc.), Standard General Master Fund L.P., P. Standard General Ltd., and Standard General Focus Fund L.P., as amended by that certain First Amendment to Contribution and Exchange Agreement, dated as of January 24, 2017, that certain Second Amendment to Contribution and Exchange Agreement, dated as of April 5, 2017, and that certain Third Amendment to Contribution and Exchange Agreement, dated as of May 3, 2017. The transactions contemplated by the Contribution and Exchange Agreement closed on June 1, 2017 and are more fully described in SDOI’s Registration Statement on Form S-4 (Commission File No. 333-215802), declared effective by the Securities and Exchange

Commission on May 4, 2017. The officers and board of directors of SDOI may be deemed to have voting and investment control over the shares of the Company held by SDOI. Ian Estus is the President and Chief Executive Officer of SDOI and Gregory H.A. Baxter is the Executive Chairman of SDOI. Both are members of the board of directors of SDOI. Mr. Baxter is also a member of the board of directors of the Company. Other board members of SDOI include Mr. Estus, David M. Wurzer, David Glazek and Thomas F. Helms, Jr. Messrs. Glazek and Helms are also members of the board of directors of the Company. See footnotes 3 and 4 below for a further description of certain relationships between Mr. Helms and the Company. In addition, Mr. Glazek is a Partner of Standard General L.P. (“Standard General”), which manages Standard General Master Fund L.P., P Standard General Ltd. and Standard General Focus Fund L.P. See our Annual Report on Form 10-K for the year ended December 31, 2016 for a description of the relationships between us and such parties. As a result of Standard General's ownership of a majority of the outstanding voting securities of SDOI, Standard General may be deemed to share voting and investment power over the shares of the Company held by SDOI. Except as described in this footnote, there have been no transactions between SDOI and us within the past three years.
(3)
Pursuant to a loan and voting agreement among Mr. Thomas F. Helms, Jr., Helms Management Corp. and Standard General, on November 19, 2012, Helms Management Corp. pledged 1.46 million shares of common stock to secure a loan from Standard General. On November 23, 2016, Standard General and Mr. Helms entered into an amendment to the loan and voting agreement, pursuant to which Standard General Master Fund L.P. agreed to loan an additional $300,000 to Mr. Helms. Mr. Helms agreed, at the request of Standard General at any time in its sole discretion and within two business days of the request, to repay a portion of the amounts loaned with 150,000 shares of our common stock owned by him. In addition, Mr. Helms provided Standard General, for nine months from the date of the amendment to the loan agreement, authority to exercise investment discretion on his behalf with respect to 500,000 (the “SG Discretion Shares”) of the shares of our common stock owned by him that were previously pledged as collateral under the loan agreement. On March 17, 2017, Mr. Helms and Standard General further amended the loan and voting agreement to provide that Standard General would loan an additional $700,000 ($1,000,000 in the aggregate) to Mr. Helms and that Mr. Helms, at the request of Standard General at any time in its sole discretion and within two business days of the request, would repay a portion of the amounts loaned by Standard General by delivering an additional 250,000 shares (400,000 shares in the aggregate) of Company common stock owned by him (the “SG Loan Shares”). In addition, Mr. Helms agreed to continue to provide Standard General, for nine months from the date of the second amendment, authority to exercise investment discretion on his behalf with respect to the SG Discretion Shares. On June 1, 2017, upon a duly made request by Standard General, Mr. Helms repaid portions of the amount loaned to him by Standard General by delivering the SG Loan Shares to Standard General. In addition, on June 1, 2017, upon a duly made request by Standard General, Mr. Helms transferred the SG Discretion Shares to SDOI in exchange for SDOI common stock pursuant to the Contribution and Exchange Agreement.

(4)
All of the voting capital stock of Helms Management Corp. is owned by Mr. Thomas F. Helms, Jr., who serves as chairman of its board of directors, and all of the non-voting capital stock of Helms Management Corp. is owned by a trust established by Mr. Helms for the benefit of his children. Mr. Helms is deemed to have voting and investment control over the shares held by Helms Management Corp. On June 21, 2017, Mr. Helms, Helms Management and Standard General entered into a letter agreement whereby Standard General loaned Mr. Helms $100,000 and that Mr. Helms, at the request of Standard General at any time within nine months of June 21, 2017, in Standard General’s sole discretion and within two business days of the request, would repay a portion of the amounts loaned by Standard General by delivering 100,000 shares of Company common stock owned by him. Within five business days of the pay down of the loan, Standard General agreed to loan Mr. Helms an additional $500,000.

(5)
Fort George Investments, LLC (“Fort George”) acquired its shares of our common stock in connection with our initial public offering (the “IPO”). In January 2016, Standard General sold 30,730 shares of our common stock (or 320,568 after giving effect to the stock split), and granted a participation interest with respect to $8.3 million aggregate principal amount of the floating rate PIK Toggle Notes due 2021 (the “PIK Toggle Notes”), to Fort George. In connection with the IPO, Standard General exchanged approximately 46% of the PIK Toggle Notes (including PIK Toggle Notes subject to Fort George’s participation interest) for approximately 3,168,438 shares of our common stock, of which 440,176 shares were issued to Fort George in respect of its participation interest. Fort George acquired its remaining shares of our common stock in the IPO at the IPO price per share. Fort George, Corbin Capital Partners, L.P., and Corbin Capital Partners Group, LLC share voting and/or investment control over 1,027,771 shares held by Fort George. By virtue of the foregoing, Corbin Capital Partners, L.P. and Corbin Capital Partners Group, LLC may be deemed to beneficially own all of the shares held by Fort George. For discussion of certain transactions between Standard General and Fort George, refer to the Schedule 13D relating to the Company filed with the SEC by Standard General and certain of its affiliates on May 13, 2016, as subsequently amended.

(6)	Mr. Wexler has been our President and CEO since 2008.
(7)	Consists of 35,991 currently exercisable stock options.
(8)
Standard General exercises voting and investment control over these shares. Soohyung Kim is the Chief Executive Officer of Standard General and a director of the general partner of Standard General. By virtue of the foregoing, Standard General and Mr. Kim may be deemed to beneficially own, and have shared voting and/or investment control over 105,319 shares held by Standard General. For discussion of certain transactions between us and Standard General, refer to the section of our Annual Report on Form 10-K for the year ended December 31, 2016 titled, “Certain Relationships and Related Transactions, and Director Independence.”

(9)	Standard General acquired 105,319 shares from Fort George on June 9, 2017 in payment of a fee owed to Standard General in connection with its provision of investment advisory services.

DESCRIPTION OF CAPITAL STOCK
The following is a description of the material terms of our amended and restated certificate of incorporation, bylaws and other rights of holders of our capital stock. We refer you to our amended and restated certificate of incorporation and bylaws, copies of which are incorporated by reference herein.
Authorized Capitalization
Our authorized capital stock consists of 190,000,000 shares of common stock, par value $0.01 per share, 10,000,000 shares of non-voting common stock, par value $0.01 per share and 40,000,000 shares of preferred stock, par value $0.01 per share, of which 18,823,935 shares of common stock, no shares of non-voting common stock and no shares of preferred stock were issued and outstanding as of March 31, 2017.
Common Stock
Voting Rights
Our second amended and restated certificate of incorporation authorizes us to issue 190,000,000 shares of common stock. Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders. Holders of our common stock do not have cumulative voting rights, which means that the holders of a majority of the outstanding common stock voting for the election of directors can elect all directors then being elected. Our common stock has the exclusive right to vote for the election of directors and for all other purposes. Our common stock votes together as a single class.
Dividends
Holders of shares of common stock and non-voting common stock are entitled to receive, ratably with the common stock, all dividends, if any, declared by our board of directors out of funds legally available for dividends.
Liquidation Rights
Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors, if any, the holders of our common stock and non-voting common stock will be entitled to receive, pro rata with the common stock, our remaining assets available for distribution.
Other Rights
Holders of our common stock do not have conversion, redemption or preemptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of our common stock are subject to the rights of the holders of any shares of our preferred stock which we may issue in the future.
Restrictions on Ownership by Restricted Investors
Our second amended and restated certificate of incorporation limits the ownership of our common stock by individuals and entities that are “Restricted Investors.” For purposes of our second amended and restated certificate of incorporation, a “Restricted Investor” is defined as: (i) any entity that directly or indirectly manufactures, sells, markets, distributes or otherwise promotes cigarette paper booklets, filter tubes, injector machines or filter tips in the United States, the District of Columbia, the territories, possessions and military bases of the United States and the Dominion of Canada (a “Bolloré Competitor”), (ii) any entity that owns more than a 20% equity interest in any Bolloré Competitor, or (iii) any person who serves as a director or officer of, or any entity that has the right to appoint an officer or director of, any Bolloré Competitor or of any Entity that owns more than a 20% equity interest in any Bolloré Competitor.
Among other things, our second amended and restated certificate of incorporation:
•
limits ownership of our common stock by any Restricted Investor to 14.9% of outstanding common stock and shares convertible or exchangeable therefor (including our non-voting common stock) (the “Permitted Percentage”);

•
provides that any issuance or transfer of shares in excess of the Permitted Percentage to any Restricted Investor will be ineffective and that neither we nor our transfer agent will register such purported issuance or transfer of shares or be required to recognize the purported transferee or owner as our stockholder for any purpose whatsoever except to exercise our remedies thereunder;

•	permits withholding of dividends and suspends voting rights with respect to any shares held by any Restricted Investor that exceed the Permitted Percentage;
•	permits us to require submission of such documentary and other evidence of status to aid determination of the percentage ownership of our capital stock by such holder;
•	permits our board of directors to authorize us to redeem any shares held by any Restricted Investor that exceeds the Permitted Percentage; and
•	permits our board of directors to make such determinations to ascertain ownership and implement such measures as reasonably may be necessary.
Non-Voting Common Stock
Voting Rights
Our second amended and restated certificate of incorporation authorizes us to issue 10,000,000 shares of non-voting common stock. Holders of our non-voting common stock are not entitled to a vote for any share held of record on any matter submitted to a vote of the stockholders, including the election of directors. Notwithstanding the foregoing, holders of our non-voting common stock are entitled to vote as a separate class on matters involving amendments to the terms of our non-voting common stock that would significantly and adversely affect the rights or preferences of the non-voting common stock.
Dividends
Holders of our non-voting common stock are entitled to receive, ratably, all dividends, if any, declared by our board of directors out of funds legally available for dividends.
Liquidation
Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors, if any, the holders of our non-voting common stock will be entitled to receive, pro rata, our remaining assets available for distribution.
Other Rights
Holders of our non-voting common stock do not have conversion, redemption or preemptive rights to subscribe to any of our securities, except as described below. The rights, preferences and privileges of holders of our non-voting common stock are subject to the rights of the holders of any shares of our preferred stock which we may issue in the future.
Our non-voting common stock, which is identical to the common stock, with the exception of voting rights, is convertible into shares of our common stock on a one-for-one basis at the sole discretion of our board of directors.
Preferred Stock
We are authorized to issue up to 40,000,000 shares of preferred stock. Our board of directors is authorized, subject to limitations prescribed by Delaware law and our second amended and restated certificate of incorporation, to determine the terms and conditions of the preferred stock, including the number of shares to be included in each series and the powers, designations, preferences and rights of the shares. Our board of directors is also authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. Our board of directors will fix the designations, voting powers, preferences and rights of each series, as well as the qualifications, limitations or restrictions thereof, of the preferred stock of each series that we offer under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference from reports that will be filed with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock in connection with our offering. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the voting and other rights of the holders of our common stock, which could have an adverse impact on the market price of our common stock.
Anti-takeover Effects of Certain Provisions of Our Second Amended and Restated Certificate of Incorporation and Bylaws
Several provisions of our second amended and restated certificate of incorporation and our amended and restated bylaws, which are summarized below, may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of us by means of a tender offer, a proxy contest or otherwise that a stockholder may consider in its best interest and (2) the removal of incumbent officers and directors.
Election and Removal of Directors
Our second amended and restated certificate of incorporation does not provide for cumulative voting in the election of directors. Our amended and restated bylaws require parties other than the board of directors to give advance written notice of nominations for the election of directors. Our second amended and restated certificate of incorporation also provides that a director may be removed at any time, but only by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of capital stock of the Company then entitled to vote at an election of directors, voting together as a single class. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.
Limited Actions by Stockholders
Our second amended and restated certificate of incorporation and our bylaws provide that special meetings of our stockholders entitled to vote may be called only by the board of directors acting pursuant to a resolution adopted by a majority of the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships. The business transacted at the special meeting is limited to the business that was brought before the meeting by or at the direction of the board of directors.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Our bylaws provide that stockholders entitled to vote seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the secretary. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 45 days nor more than 75 days prior to the anniversary date of the date on which we mailed our proxy materials for the immediately preceding year’s annual meeting of stockholders. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may impede a stockholder’s ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.
Preferred Shares
Our second amended and restated certificate of incorporation gives our board of directors the sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, our board of directors has the power, consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a post-tender offer merger or other transaction by which a third party seeks control.
Amendment of Certificate of Incorporation and Bylaws
We may amend our second amended and restated certificate of incorporation in accordance with the requirements of the DGCL; provided, however, that an affirmative vote of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Company then entitled to vote thereon, voting together as a single class, is required to amend or to repeal certain provisions of our certificate of incorporation, including the provisions relating to the number of directors, director and officer indemnification and certain amendments of our certificate of incorporation and our bylaws. Our bylaws may be amended by a majority vote of the full board of directors, or by a majority of the voting power of all of the then-outstanding shares of the capital stock of the Company then entitled to vote thereon, voting together as a single class.
Board of Directors Vacancies
Our second amended and restated certificate of incorporation and our amended and restated bylaws authorize only our board of directors to fill vacant directorships. In addition, the number of directors constituting our board of directors may be determined only by resolution adopted by a majority vote of the full board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.
Delaware Takeover Statute
We have opted out of Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any interested stockholder, as defined below, for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or after such date, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least sixty-six and two-thirds percent (66 2∕3%) of the outstanding voting stock which is not owned by the interested stockholder. An “interested stockholder” is defined as any person that is (a) the owner of 15% or more of the outstanding voting stock of the corporation or (b) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.
Forum for adjudication of disputes
Our second amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting breach of a fiduciary duty owed by any director, officer or other employee of ours, any action asserting a claim arising pursuant to the DGCL or any action asserting a claim governed by the internal affairs doctrine. Although we have included a choice of forum provision in our second amended and restated certificate of incorporation, it is possible that a court could rule that such provision is inapplicable or unenforceable. In addition, this provision would not affect the ability of our stockholders to seek remedies under the federal securities laws.
Corporate Opportunity
Our second amended and restated certificate of incorporation provides that the doctrine of “corporate opportunity” will not apply against Standard General L.P. and any stockholder of ours that is an affiliate of Standard General L.P. (collectively, “Standard General”) in a manner that would prohibit it from investing in competing businesses or doing business with our clients or customers. In addition, Standard General is permitted to engage in business activities or invest in or acquire businesses which may compete with our business or do business with any client of ours.
Directors’ Liability; Indemnification of Directors and Officers
Our second amended and restated certificate of incorporation and amended and restated by-laws limit the liability of our officers and directors to the fullest extent permitted by the DGCL and provide that we will provide them with customary indemnification. We have entered into customary indemnification agreements with each of our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.

Transfer Agent
The transfer agent for our common stock is Wells Fargo Bank, National Association.
Securities Exchange
Our common stock is listed on NYSE under the symbol “TPB.”

DESCRIPTION OF DEPOSITARY SHARES
General
We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.
We have summarized selected provisions of a depositary agreement and the related depositary receipts. The summary is not complete. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC in connection with our offering of the depositary shares, and you should read such documents for provisions that may be important to you.
As of the date of this prospectus, we had no depositary shares issued and outstanding.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.
If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.
Liquidation Preference
If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.
Withdrawal of Stock
Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.
Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.
After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:
•	all outstanding depositary shares have been redeemed; or
•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices
The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.
Limitation of Liability
Neither we nor the depositary will be liable if either we or it is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF WARRANTS
The following description of the warrant agreements summarizes certain general terms that will apply to the warrants that we may issue. The description is not complete, and we refer you to the warrant agreements, which will be filed with the SEC in connection with our offering of any warrants and will be available as described under the heading “Where You Can Find More Information” in this prospectus.
We may issue warrants to purchase common stock, preferred stock or other securities. We may issue warrants independently or as part of a unit with other securities. Warrants sold with other securities as a unit may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement. The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering, including a description of any other securities sold together with the warrants. These terms will include some or all of the following:
•	the title of warrants;
•	the aggregate number of warrants offered;
•	the price or prices at which the warrants will be issued;
•	the currency or currencies, including composite currencies, in which the prices of the warrants may be payable;
•	the designation, number and terms of the common stock, preferred stock or other securities or rights, including rights to receive;
•	payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, purchasable;
•	upon exercise of the warrants and procedures by which those numbers may be adjusted;
•	the dates or periods during which the warrants are exercisable;
•	the designation and terms of any securities with which the warrants are issued as a unit;
•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be;
•	separately transferable;
•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
•	any minimum or maximum amount of warrants that may be exercised at any one time;
•	any terms relating to the modification of the warrants; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.
Holders of warrants will not be entitled to:
•	vote, consent or receive dividends;
•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
•	exercise any rights as stockholders of the Company.
Each warrant will entitle its holder to purchase the principal amount of the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock, preferred stock or other security.

DESCRIPTION OF UNITS
We may issue, in one or more series, units consisting of common stock and/or warrants for the purchase of common stock in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:
•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;
•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and
•	whether the units if issued as a separate security will be issued in fully registered or global form.
While the terms summarized above will apply generally to any units that we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described above. The form of unit agreement, including any related agreements or certificates, relating to any particular issue of units will be filed with the SEC promptly in connection with our offering of the units, and you should read such documents for provisions that may be important to you. The material provisions of the units and any unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and related agreements and certificates applicable to the particular series of units that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete unit agreements and related agreements and certificates that contain the terms of the units.

PLAN OF DISTRIBUTION
We are registering common stock, preferred stock, depositary shares, warrants and units with an aggregate offering price not to exceed $200,000,000, to be sold by us under a “shelf” registration process. In addition, on behalf of the selling stockholders, we are registering 12,792,103 shares of our common stock for resale by the selling stockholders.
If we or a selling stockholder offer securities under this prospectus, we will amend or supplement this prospectus by means of an accompanying prospectus supplement setting forth the specific terms and conditions and other information about that offering as is required or necessary.
We and/or a selling stockholder may sell the securities in any of the following ways (or in any combination) from time to time:
•	to or through underwriters, brokers or dealers;
•	directly to one or more purchasers;
•	through agents;
•	“at the market offerings” to or through market makers or into an existing market for the securities;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	privately negotiated transactions;
•	short sales (including short sales “against the box”);
•	through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;
•	by pledge to secure debts and other obligations;
•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law and described in an applicable prospectus supplement.
The prospectus supplement will set forth the terms of the offering of such securities, including:
•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;
•
the public offering price of the securities and the proceeds to us and/or to the selling stockholders, as the case may be, and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	information about the selling stockholders, including the relationship between the selling stockholders and us.
Any public offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers may be changed from time to time.
We and/or the selling stockholders may effect the distribution of the securities from time to time in one or more transactions either:
•	at a fixed price or prices, which may be changed from time to time;
•	at market prices prevailing at the time of sale;
•	at prices relating to the prevailing market prices; or
•	at negotiated prices.

The selling stockholders may act independently of us in making decisions with respect to the timing, manner and size of each of their sales.
Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others. In such a case, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly.
If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. Depending on the type of offering, the underwriters may be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any over-allotment option). The underwriters may receive compensation from us or a selling stockholder, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell our common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions.
We or the selling stockholders may offer the securities covered by this prospectus into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto. To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell the securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell our securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then-prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our securities. The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement.
We or the selling stockholders may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
If we or the selling stockholders utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we or the selling stockholders, as applicable, may sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by the dealer at the time of resale.
In effecting sales, broker-dealers or agents engaged by us or the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts, or concessions from us or the selling stockholders in amounts to be negotiated immediately prior to the sale. Such compensation may be in excess of customary discounts, concessions or commissions.
In connection with the sale of the securities or otherwise, we or the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities covered by this prospectus in the course of hedging the positions they assume. We or the selling stockholders may also sell short the securities covered by this prospectus and deliver the securities to close out short positions, or loan or pledge the securities covered by this prospectus to broker-dealers that in turn may sell these securities. We or the selling stockholders may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities.
A selling stockholder that is an entity may elect to make a pro rata in-kind distribution of the shares of common stock to its members, partners or shareholders. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the common stock acquired in the distribution. A selling stockholder that is an individual may make gifts of shares of common stock covered hereby. Such donees may use the prospectus to resell the shares or, if required by law, we may file a prospectus supplement naming such donees.
Any underwriter, broker-dealer, or agent that participates in the distribution of the securities may be deemed to be an “underwriter” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement. Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement.
The aggregate proceeds to us and the selling stockholders from the sale of the any securities will be the purchase price of such securities less discounts and commissions, if any.
Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities is traded, in the over-the-counter market or otherwise.
Our common stock is listed on the NYSE under the symbol “TPB.”
Agents, broker-dealers and underwriters may be entitled to indemnification by us and, if applicable, the selling stockholders, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.
Agents, broker-dealers and underwriters or their affiliates may engage in transactions with, or perform services for, us or the selling stockholders (or their affiliates) in the ordinary course of business. We and the selling stockholders may also use underwriters or other third parties with whom we or such selling stockholders have a material relationship. We and the selling stockholders (or their affiliates) will describe the nature of any such relationship in the applicable prospectus supplement.
We and the selling stockholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M, which may limit the timing of purchases and sales of any of the securities offered in this prospectus by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the actions of the Company, the selling stockholders and their respective affiliates.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless it has been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling securities under this prospectus, we and/or the selling stockholder may sell the securities offered pursuant to other available exemptions from the registration requirements of the Securities Act.

LEGAL MATTERS
Certain legal matters relating to the issuance and sale of the securities offered hereby will be passed upon for us and the selling stockholders by Milbank, Tweed, Hadley and McCloy LLP. Additional legal matters may be passed upon for us, the selling stockholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, have been audited by RSM US LLP, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The financial statements of Smoke Free Technologies, Inc. dba Vapor Beast, incorporated by reference from the Company’s current reports on Form 8-K/A filed on January 20, 2017 and Form 8-K/A filed on March 16, 2017, have been audited by Moss Adams LLP, independent auditors, as stated in their reports, dated October 31, 2016 and March 14, 2017, respectively, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

2,000,000 Shares of Common Stock

Turning Point Brands, Inc.

Selling Stockholders
PROSPECTUS SUPPLEMENT
Sole Book-Running Manager
Cowen
   , 2020
You should rely only on the information contained or incorporated by reference in this prospectus supplement. We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained or incorporated by reference in this prospectus supplement. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus supplement, nor any sale made hereunder, shall create any implication that the information in this prospectus supplement is correct after the date hereof.